UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 Under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.	3

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.	3

Item 9.01 Financial Statements and Exhibits.	4

SIGNATURES	5

EX-4.1

EX-4.2

EX-104

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Credit Agreement

On February 23, 2023, Republic Services, Inc. (the “Company”) and its subsidiary USE Canada Holdings, Inc. (the “Canadian Borrower”) entered into Amendment No. 1 (the “Credit Agreement Amendment”) to the Amended and Restated Credit Agreement, dated as of August 17, 2021 (the “Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders party thereto.

The Company executed the Credit Agreement Amendment to add the Canadian Borrower as an additional borrower under the Credit Agreement and to provide that the aggregate of (i) all loans made to the Canadian Borrower and (ii) all loans denominated in Canadian dollars, cannot exceed $500 million (the “Canadian Sublimit”). The Canadian Sublimit is part of, and not in addition to, the aggregate commitments under the Credit Agreement. The Credit Agreement Amendment also amends the Credit Agreement to, among other things, (i) provide that Canadian dollar-denominated loans are made using an interest rate based on the Canadian Dollar Offered Rate (“CDOR”), (ii) modify certain swing line mechanics in connection with implementing the new Canadian Sublimit, (iii) implement an interest rate based on the Secured Overnight Financing Rate (“SOFR”) instead of the London Interbank Offered Rate (“LIBOR”) and remove LIBOR transition language in the Credit Agreement and (iv) include the sustainability rate adjustment targets and update mechanics contained in the Credit Agreement.

Amendment No. 1 to Term Loan Credit Agreement

On February 23, 2023, the Company entered into Amendment No. 1 (the “Term Loan Credit Agreement Amendment”) to the Term Loan Credit Agreement, dated as of April 29, 2022, with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto to make certain conforming changes to the Term Loan Credit Agreement.

* * * *

The foregoing descriptions of the Credit Agreement Amendment and the Term Loan Credit Agreement Amendment (each, an “Amendment,” and collectively, the “Amendments”) do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement Amendment and the Term Loan Credit Agreement Amendment, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. Neither Amendment is intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in each Amendment were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Amendment No. 1, dated as of February 23, 2023, to Amended and Restated Credit Agreement, dated as of August 17, 2021, by and among Republic Services, Inc., USE Canada Holdings, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

4.2	Amendment No. 1, dated as of February 23, 2023, to Term Loan Credit Agreement, dated as of April 29, 2022, by and among Republic Services, Inc., Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: February 27, 2023	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief
Accounting Officer
(Principal Accounting Officer)

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